UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2026, New Fortress Energy Inc. and certain of its subsidiaries (collectively, “NFE” or the “Company”) entered into a restructuring support agreement (together with all exhibits, annexes, schedules, and appendices thereto, the “RSA”) with certain of its lenders and noteholders, including:

•certain members of an ad hoc group of holders (the “2029 New Notes Noteholder Group”) of the 12.000% Senior Secured Notes due 2029 (the “2029 New Notes”) pursuant to that certain Indenture, dated as of November 22, 2024, by and among NFE Financing LLC (the “2029 New Notes Issuer”), an indirect subsidiary of the Company, as the issuer, the guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2029 New Notes Indenture”) (the “Supporting 2029 New Notes Holders”), which Supporting 2029 New Notes Holders, together with other Supporting Creditors (as defined herein), hold a majority of the aggregate principal amount of 2029 New Notes outstanding as of the date the RSA was executed (the “RSA Execution Date”);

•certain members of an ad hoc group of term lenders (the “Term Loan B Group”) under that certain Credit Agreement, dated as of October 30, 2023, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan B Agreement”) (the “Supporting Term Loan B Lenders”), which Supporting Term Loan B Lenders, together with other Supporting Creditors, hold a majority of the loans outstanding under the Term Loan B Agreement as of the RSA Execution Date;

•certain holders of debt (the “Revolving Lender Group”) under that certain Credit Agreement, dated as of April 15, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Loan Agreement”) (the “Supporting Revolving Loan Lenders”), which Supporting Revolving Loan Lenders, together with other Supporting Creditors, hold a majority of the loans outstanding under the Revolving Loan Agreement as of the RSA Execution Date;

•certain members of an ad hoc group of term lenders (the “Term Loan A Group”) under that certain Credit Agreement, dated as of July 19, 2024, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan A Agreement”) (the “Supporting Term Loan A Lenders”), which Supporting Term Loan A Lenders, together with other Supporting Creditors, hold a majority of the loans outstanding under the Term Loan A Agreement as of the RSA Execution Date; and

•a majority of the members of a group of creditors with recourse to the collateral assets in the Company’s core business, but not to the Company’s Fast LNG assets or Brazil business (the “Common Collateral Group”), including (1) holders of the 6.500% Senior Notes due 2026 (the “2026 Legacy Notes”) issued pursuant to that certain Indenture, dated as of April 12, 2021, by and among the Company, as issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent (the “Supporting 2026 Legacy Notes Holders”), (2) holders of the 8.750% Senior Secured Notes (the “2029 Legacy Notes”) issued pursuant to that certain Indenture, dated as of March 8, 2024, by and among the Company, as the issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (as amended, supplemented or otherwise modified from time to time, the “2029 Legacy Notes Indenture”) (the “Supporting 2029 Legacy Notes Holders,” and together with the Supporting 2026 Legacy Notes Holders, the Supporting 2029 New Notes Holders, the Supporting Term Loan B Lenders, the Supporting Term Loan A Lenders, the Supporting Revolving Loan Lenders and creditors of the Series I Loan Debt and Series II Loan Debt, the “Supporting Creditors”) and (3) creditors of the Series I Loan Debt and Series II Loan Debt.

Kroll Issuer Services Limited, the Company’s information agent for purposes of the RSA and the Restructuring Plans (as defined below) (in such capacity, the “Information Agent”), is party to the RSA for certain limited purposes. A holder of or lender under the debt instruments described above that is not already party to the RSA may become an Additional Supporting Creditor (as defined in the RSA) by executing and delivering an Additional Supporting Creditor Joinder (as defined in the RSA) to the Information Agent in accordance with the terms of the RSA and as available on the Information Agent’s website: https://deals.is.kroll.com/nfe. Provided certain conditions are met (as set out in the RSA), the

Company will pay to holders of or lenders under the debt instruments described above that become Supporting Creditors on or before 5:00 p.m. New York City time on March 31, 2026 (the “Early Consent Deadline”), an early consent fee in an amount equal to 0.75% of the principal amount of such Supporting Creditors’ eligible applicable notes and loans (the “Early Consent Fee”). A Supporting Creditor’s entitlement to the Early Consent Fee will be determined by reference to the aggregate principal amount of notes and loans held by that Supporting Creditor as of the record date (the "Record Date") specified to creditors for voting under the Restructuring Plans. If holders of or lenders under the debt instruments become a Supporting Creditor after the Early Consent Deadline but acquires notes or loans that are eligible for the Early Consent Fee, its entitlement to the Early Consent Fee will be determined by reference to the aggregate principal amount of those acquired notes or loans by that Supporting Creditor as of the Record Date. Such early consent fee will be payable in kind in the form of the consideration to be afforded to such Supporting Creditors under the Restructuring Plans. Separately, the Company has agreed to pay each Revolving Loan Agreement lender that agrees to forbear from taking any enforcement action under the Revolving Loan Agreement and/or with respect to the Revolving Loan Agreement collateral a standstill fee (the "Standstill Fee") in an amount equal to 2.00% of the outstanding loans made by such forbearing Revolving Loan lender, provided that a simple majority of Revolving Loan Agreement lenders (constituting Required Lenders, under and as defined in the Revolving Loan Agreement) agree to forbear.

The RSA sets forth principal terms for a comprehensive restructuring of the Company’s principal funded debt obligations (the “Transaction”). Capitalized terms not defined herein will have the meanings ascribed to them in the RSA.

The RSA contemplates, among other things, the following:

•The Company will separate into two separate, independent companies: one generally comprising the Company’s businesses and assets in Brazil (“BrazilCo”), and the other generally comprising the Company’s other businesses and assets, which will be retained by NFE (“CoreCo”);

•Obligations under the 2026 Legacy Notes, the 2029 Legacy Notes, the Term Loan A Agreement, the Term Loan B Agreement, the Revolving Loan Agreement, the 2029 New Notes, and the Intercompany Credit Agreements will be exchanged (in each case on a ratable basis) for one or a combination of the following debt obligations and equity securities:

◦100% of the common equity interests in BrazilCo;

◦up to $643 million (assuming full exercise of the elections provided for in the Restructuring Support Agreement allowing an exchange of a limited amount of CoreCo Convertible Preferred Stock (defined below) to debt thereby increasing the amount of New CoreCo Term Loans from $527.5 million) in senior secured term loans incurred by NFE, as borrower, and guaranteed by each subsidiary of NFE that will be part of CoreCo (subject to customary exclusions and other exclusions to be agreed and assuming all eligible participants exchange preferred equity for debt) (“New CoreCo Term Loans”);

◦convertible preferred stock of NFE with an aggregate liquidation preference of up to $2.5 billion (“CoreCo Convertible Preferred Stock”);

◦shares of NFE common stock representing 65% of NFE common stock as of the Transaction closing date (the “Closing Date”), before giving effect to an incentive plan for directors, officers and other employees of the Company or any conversion of the CoreCo Convertible Preferred Stock into NFE common stock;

◦corporate governance matters regarding CoreCo;

◦$400 million in non-recourse term loans (the “FLNG 2 Term Loans”) incurred or issued by the subsidiary that owns the Company’s Fast LNG 2 assets (“FLNG 2 Co”), payable in full on the third anniversary of the Closing Date, guaranteed by certain subsidiaries of FLNG 2 Co and secured by substantially all assets of FLNG 2 Co and such subsidiaries; and/or

◦$200 million in non-convertible, preferred equity (the “FLNG 2 Preferred Equity”) issued by FLNG 2 Co;

•Letters of credit issued under the Company’s existing letter of credit facility (the “Letter of Credit Facility”) or Revolving Loan Agreement will be backstopped or replaced by letters of credit issued under new fully committed letter of credit facilities for each of CoreCo and BrazilCo (or, in the case of CoreCo, may remain outstanding under the existing letter of credit facility, as amended, amended and restated, or otherwise modified);

•Certain other existing debt facilities and other liabilities will be refinanced, renegotiated, or compromised, or will remain outstanding in accordance with their existing terms;

•All shares of NFE common stock outstanding immediately prior to the consummation of the Transaction will remain outstanding and will represent 35% of NFE common stock issued and outstanding following the consummation of the Transaction but before giving effect to an incentive plan for directors, officers and other employees of the Company or any conversion of the CoreCo Convertible Preferred Stock into NFE common stock; and

•If required in order to meet a consolidated minimum liquidity threshold ($100 million) on the Closing Date, the Company will offer to all eligible creditors the opportunity to participate in a capital raise, pursuant to which the Company would raise up to $35 million in aggregate principal amount of additional New CoreCo Term Loans and, to the extent the consolidated minimum liquidity threshold would not be met after giving effect to the additional New CoreCo Term Loans, junior term loans secured by a second-priority lien in an amount so that the consolidated minimum liquidity threshold would be met.

Summary of the CoreCo Convertible Preferred Stock and FLNG 2 Preferred Equity

Pursuant to the terms of the RSA, the CoreCo Convertible Preferred Stock will mandatorily convert on the third anniversary of the Closing Date into shares of NFE common stock representing 87% of the fully diluted common stock of NFE as of the Closing Date (after giving effect to the shares of NFE common stock to be issued on the Closing Date and the incentive plan for directors, officers and other employees of the Company). The conversion rate of the CoreCo Convertible Preferred Stock will be subject to customary adjustments for stock splits, distributions, reorganizations and reclassifications, as well as to certain price-based anti-dilution adjustments for subsequent issuances of NFE common stock (or securities convertible into NFE common stock) made by the Company while the CoreCo Convertible Preferred Stock remains outstanding (subject to certain exempt issuances). CoreCo will have the right to redeem or repurchase the CoreCo Convertible Preferred Stock from time to time with certain sources of proceeds enumerated in the RSA. Holders of the CoreCo Convertible Preferred Stock will be entitled, in arrears, to a cumulative quarterly compounding dividend, which will accrue automatically via an increase to liquidation preference, with a cumulative per annum preferred return of 3.0%, 5.0% and 7.0% in each of the three years, respectively, prior to conversion. The CoreCo Convertible Preferred Stock will participate on an as-converted basis in any dividends and distributions on, and vote together with holders of, NFE common stock. The CoreCo Convertible Preferred Stock will be subordinated in right of payment to all existing and future indebtedness of CoreCo and senior in right of payment to all existing and future equity securities of CoreCo.

The FLNG 2 Preferred Equity will be issued by FLNG 2 Co at the Closing Date pursuant to the RSA and will reflect economic and structural features substantially similar to those of the CoreCo Convertible Preferred Stock, except as otherwise provided herein. CoreCo will have the right to redeem the FLNG 2 Preferred Equity from time to time with certain sources of proceeds enumerated in the RSA. The Company will not pay any dividends on the FLNG 2 Preferred Equity. The FLNG 2 Preferred Equity will be subordinated in right of payment to all existing and future indebtedness of FLNG 2 Co and senior in right of payment to all existing and future equity securities of FLNG 2 Co.

Summary of the New CoreCo Term Loans

NFE expects to use the proceeds of the New CoreCo Term Loans to refinance, on a cashless basis, certain of the loans and other obligations outstanding under NFE’s Revolving Loan Agreement and Term Loan B Agreement. If necessary, the cash proceeds of up to $35 million of additional New CoreCo Term Loans will be used to satisfy the consolidated minimum liquidity threshold required by the RSA. The New CoreCo Term Loans will mature five years after the Closing Date and will amortize at a rate of 1% per annum, paid quarterly. The New CoreCo Term Loans will be guaranteed, jointly and severally, on a senior secured basis by each subsidiary that is a guarantor under the Letter of Credit Facility on the Closing Date, and will be secured by substantially the same collateral as the collateral that currently secures the Letter of Credit Facility, subject to certain exceptions, including NFE’s FLNG 2 assets. To the extent the minimum liquidity threshold is not satisfied after giving effect to the funding of the New CoreCo Term Loans, the Company is permitted to incur additional indebtedness that will be guaranteed by the same guarantors guaranteeing the New CoreCo Term Loans and secured by a second-priority lien on all of the collateral securing the New CoreCore Term Loans.

The New CoreCo Term Loans may be voluntarily prepaid by the Company, in whole or in part, subject to prepayment premiums for optional prepayments equal to 102% of the aggregate principal amount of such term loan prepaid plus accrued and unpaid interest during the first year after the closing of the New CoreCo Credit Agreement, and at par plus accrued and unpaid interest thereafter. The Company will be required to prepay the New CoreCo Term Loans at par with the net proceeds of non-ordinary course asset sales, condemnations and certain other events enumerated in the RSA.

The Restructuring Plans; Holder Elections

Holders of R-2 Revolving Loan Agreement Debt and Term Loan A Debt may elect to receive (a) their pro rata share of $45 million in lieu of the BrazilCo Common Equity they would receive in exchange for their Debt and holders of Revolving Loan Agreement Debt may elect to receive (b) additional New CoreCo Term Loans in lieu of the CoreCo Preferred Stock they would receive in exchange for their claims, at a rate of 50% of the liquidation preference of the CoreCo Preferred Stock in aggregate principal amount of New CoreCo Term Loans.

In addition, one or more directors and officers of the Company and, potentially certain Supporting Creditors and/or third-party investors, as determined by such directors and officers, will offer to purchase from holders of Revolving Loan Agreement Debt and Term Loan A Debt a limited number of shares of CoreCo Convertible Preferred Stock allocated to such holders (subject to certain terms and conditions, including that the relevant holder timely elects to participate in such arrangements) for a cash purchase price of 25% of the liquidation preference of such shares of CoreCo Convertible Preferred Stock.

The following table summarizes the allocation of the debt obligations and equity securities to be incurred or issued pursuant to the Restructuring Plans (represents allocations prior to the Early Consent Fee and the Standstill Fee):

($ in actuals)	2029 New Notes	Term Loan B Agreement	Term Loan A Agreement	R-1 Revolving Loan Agreement	R-2 Revolving Loan Agreement	2026 Legacy Notes	2029 Legacy Notes	Total To Lenders	Existing Equity
Principal Claims	$2,730,126,770	$1,266,077,800	$294,999,563	$100,000,000	$560,400,000	$510,879,463	$236,728,231	$5,699,211,827
BrazilCo
BrazilCo Common Equity (%)	94.2977%	—	—	—	—	—	—	94.2977%
RCF-2/TLA BrazilCo Equity Pool (%)	—	—	1.9719%	—	3.7305%	—	—	5.7023%
RCF-2/TLA BrazilCo Cash Pool	—	—	—	—	—	—	—	—
CoreCo
New CoreCo Term Loans	—	$313,094,462	$17,500,000	$27,662,979	$156,034,559	—	—	$514,292,000
CoreCo Convertible Preferred Stock (Initial)	$973,824,550	$698,372,912	$125,104,943	$54,393,678	$345,226,896	$178,438,630	$83,907,201	$2,459,268,809
NFE Common Stock (%)	25.7721%	18.4046%	3.3197%	1.4337%	9.1031%	4.7390%	2.2277%	65.0000%	35.0000%
FLNG 2 Term Loans	—	$228,666,187	$53,087,321	$17,813,329	$100,433,163	—	—	$400,000,000
FLNG 2 Preferred Equity	—	$114,333,093	$26,543,660	$8,906,665	$50,216,582	—	—	$200,000,000

The Company expects to complete the Transaction through restructuring plans promoted by each of two indirect subsidiaries of the Company (each, a “PlanCo”) under Part 26A of the UK Companies Act 2006 (for each PlanCo, the “Restructuring Plan”) and sanctioned by the High Court of Justice in England (the “High Court”). The PlanCos will seek recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code. The Restructuring Plans will bind all relevant creditors, and release the obligations of the Company and all guarantors, under the debt instruments addressed in the Restructuring Plans; however, neither the Company nor any of its subsidiaries other than the PlanCos anticipate being parties to the Restructuring Plans proceedings in the High Court, the chapter 15 recognition proceedings or any other restructuring, bankruptcy or insolvency proceeding in connection with the Transaction.

The RSA sets forth the commitments of the Company and the Supporting Creditors to, among other things, cooperate in good faith to negotiate the definitive documents necessary or advisable to effect the Transaction, use their commercially reasonable efforts to consummate the Transaction in accordance with such definitive documents, and refrain from taking any actions that would impede or would otherwise be inconsistent with the Transaction (including by supporting or consenting to any alternative transaction, subject, in the case of the Company, to a “fiduciary out”). In addition, the Supporting Creditors have agreed to forbear from exercising remedies (or directing or consenting to any such exercise of remedies) with respect to certain specified defaults and events of default under the applicable debt instruments while the RSA is in effect.

The parties’ obligations to consummate the Transaction are subject to the satisfaction of certain conditions, including the High Court’s entry of an order sanctioning the Restructuring Plans and the recognition of that order in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code, completion of definitive documents acceptable to the parties in accordance with standards set forth in the RSA, approval of certain matters by the Company’s stockholders, receipt of required regulatory and third-party consents and approvals, and satisfaction of certain process “milestones.”

The RSA may be terminated by the Company and/or the Supporting Creditors, as applicable, upon the occurrence of specified events, including, without limitation, if (1) a material, uncured breach of certain parties’ representations, warranties, covenants, or obligations under the RSA occurs, (2) any of the conditions to the closing of the Transaction (including the timely satisfaction of any of the process “milestones” prescribed in the RSA) is not timely satisfied or waived, or (3) the Transaction has not closed by September 15, 2026 (which date may be automatically extended by up to 90 calendar days in certain circumstances and further extended with the consent of certain parties in accordance with the terms of the RSA through December 31, 2026). In addition, the Company may terminate the RSA if the Company’s board of directors determines, upon the advice of counsel, that the Company’s continued performance under the RSA would be inconsistent with the fiduciary duties of the Company’s directors.

The Company intends to submit certain proposals in connection with the Transaction to the Company’s stockholders at its 2026 Annual Meeting of Stockholders, including, among other things, an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of NFE common stock; approval for the potential issuance of common stock exceeding 20% of the current outstanding shares to comply with Nasdaq rules; an amendment to the Company’s 2019 Omnibus Incentive Plan to increase the number of shares available for grants; and an amendment to the Certificate of Incorporation to authorize a reverse stock split at a ratio to be determined by the Company’s board of directors (collectively, the “Stockholder Proposals”). The Transaction is conditioned upon approval of all of the Stockholder Proposals (collectively, the “Stockholder Approvals”).

Although the Company intends to pursue the Transaction in accordance with the terms set forth in the RSA, there can be no assurance that the Company will satisfy all of the conditions under the RSA and complete the Transaction as contemplated or at all. If the Company is unable to complete the Transaction or any other alternative transactions, the Company will be required or compelled to pursue additional restructuring initiatives to preserve value and optionality, including possible out-of-court restructurings, or in-court relief, in the UK or the U.S., which could have a material and adverse impact on stockholders.

The foregoing description of the RSA is a summary only and is subject to, and qualified in its entirety by, the full text of the RSA, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information included in Item 1.01 is incorporated by reference into this Item 3.02. The offer and sale as part of the Transaction of the shares of NFE common stock, the CoreCo Convertible Preferred Stock and the FLNG 2 Preferred Equity are being made in reliance upon an exemption from registration under the Securities Act. Any shares of NFE common stock deliverable upon conversion of shares of the CoreCo Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act.

In addition, in partial satisfaction for the assumption of certain of the Company’s existing liabilities by a counterparty on the three year anniversary of the Closing Date, the Company has agreed, at its option, to either (i) issue a number of shares of NFE common stock equal to 1.0% of NFE’s outstanding common stock (calculated as of the Closing Date, and giving effect to the issuance of NFE common stock pursuant to the Transaction) or (ii) make a payment of $10.0 million. Any shares of NFE common stock will be issued in reliance upon an exemption from registration under the Securities Act.

Item 8.01. Other Events

On March 17, 2026, the Company issued a press release announcing entry into the RSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. On the same date, the Company posted on its investor relations website, located at https://ir.newfortressenergy.com/investor-relations, a PowerPoint presentation providing an overview of and update on the Transaction and related matters, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On March 17, 2026, the Company issued a press release announcing the separation of its Brazilian operations as part of the Transaction. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this Current Report on Form 8-K to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Transaction described above, including the Company’s ability to complete the Transaction on the terms contemplated by the RSA, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the Transaction. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the section entitled “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

No Offer or Solicitation

The information set forth in this Current Report on Form 8-K and the exhibits attached hereto are not an offer to sell or exchange, or solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for, any securities, or the solicitation of a proxy, consent, or authorization in any jurisdiction or any vote or approval in any jurisdiction in connection with the Transaction, the Stockholder Approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Transaction and the Stockholder Approvals. In connection with the Transaction and the Stockholder Approvals, the Company will file with the SEC a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION AND THE STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTION. Copies of the proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders and investors may obtain free copies of the proxy statement and other relevant materials by directing a request to: New Fortress Energy Inc., 111 W. 19th Street, 8th Floor, New York, New York 10011, Attention: Investor Relations.

Participants in Proxy Solicitation

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Transaction and the Stockholder Approvals. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, and the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025, including under the headings “Executive Compensation,” “Compensation Committee Report,” “Director Compensation” and “Security Ownership of Management and Certain Beneficial Owners.” To the extent holdings of NFE common stock by the directors and executive officers of NFE have changed from the amounts disclosed in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, in each case filed with the SEC. Other information regarding the persons who may be deemed participants in the proxy solicitations in connection with the Transaction, and a description of any interests that they have in the Transaction, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC regarding the Transaction and the Stockholder Approvals when they become available. Stockholders, potential investors, and other interested persons should read the proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Restructuring Support Agreement, dated as of March 17, 2026, among the Company Parties (as defined therein), the Information Agent (as defined therein) and the Supporting Creditors.
99.1	RSA Signing Press Release, dated as of March 17, 2026
99.2	Transaction Update Presentation, in use beginning March 17, 2026
99.3	BrazilCo Press Release, dated as of March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: March 17, 2026	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer